Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Announces Sale of Heartland Used Motor Oil Collections and Refining Business

UMO divestiture significantly streamlines business, improving focus on conventional fuels refining operations and initial renewable diesel production operations at Mobile, AL facility

Net proceeds of $85 million provide substantial liquidity to improve balance sheet health, as well as pursue incremental organic investment opportunities

HOUSTON, TX / BUSINESSWIRE / February 1, 2023 / Vertex Energy, Inc. (NASDAQ:VTNR) ("Vertex" or the "Company"), a leading specialty refiner and marketer of high-quality refined products, today announced that it has sold its Heartland used motor oil collection and recycling business to a wholly owned subsidiary of GFL Environmental, Inc. ("GFL"), for total cash consideration of $90 million. The transaction was completed pursuant to the entry into a sale and purchase agreement which closed at the time of signing, on February 1, 2023.

Under the terms of the transaction, GFL acquired Vertex’s 20 million gallon per year Heartland used motor oil (UMO) refinery in Ohio and the associated Heartland UMO collections business.

STRATEGIC RATIONALE

•	Transaction facilitates continued improvement of balance sheet health. After fees, total net cash proceeds from the transaction are approximately $85 million. The Company may use some of the transaction proceeds to reduce outstanding debt on its balance sheet.
•	Transaction supports capital deployment into higher-return energy transition opportunities. This transaction positions Vertex to redeploy capital into energy transition assets of scale. Vertex continues to examine potential investment opportunities across the sustainable fuels sector, including further development of its renewable diesel production business, as well as potential new opportunities in the rapidly growing Sustainable Aviation Fuel (SAF) market. Management believes the transition to the production of lower-carbon, sustainable fuels and products represents an attractive investment opportunity that positions the Company to achieve meaningful growth in Adjusted EBITDA and free cash flow long-term.
•	Transaction enhances strategic and operational focus on its core refining operations. Vertex believes the resulting streamlined asset footprint will enable further operational focus and enhanced efficiencies throughout the Company. The improved operational focus on the Mobile refining facility comes almost concurrently with anticipated mechanical completion and subsequent start-up of initial renewable diesel production which is currently expected to be completed in the second quarter 2023.

Management Commentary

"We believe that the divestiture of our used motor oil business at Heartland, while a significant element of our Company’s history and roots, will reflect another step forward in the greater transformation of our business into an energy transition story of scale. We expect that this transaction will serve us well by enabling the improvement of our balance sheet health, while adding strategic value through the streamlining of our operations. We remain highly focused on the execution of our conventional fuels refining strategy and the development of a large-scale, sustainable fuels production business longer-term. Make no mistake, we are committed to our remaining legacy business, coupled with our new investments in the Mobile refinery and the Gulf Coast, a key pathway to our greater energy transition strategy," stated Benjamin P. Cowart, President and CEO of Vertex.

ADVISORS

Houlihan Lokey served as financial advisor to Vertex, and Stroock & Stroock & Lavan LLP served as legal counsel to Vertex for the transaction.

MORE INFORMATION

Further information regarding the transaction is included in the Current Report on Form 8-K which Vertex plans to file today with the Securities and Exchange Commission.

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR), is an energy transition company focused on the production and distribution of conventional and alternative fuels. Vertex owns a refinery in Mobile (AL) with an operable refining capacity of 75,000 barrels per day and more than 3.2 million barrels of product storage, positioning it as a leading supplier of fuels in the region. Vertex is also one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), and Marrero (LA). Vertex also owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydroprocessing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the benefits to the Company of the transaction discussed above, the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary; the estimates of the impact of recent events on fourth quarter revenue, EBITDA and cash flow; the timing of planned capital projects at the Company’s Mobile Refinery and the outcome thereof and downtime associated with such projects; the future production of the Mobile Refinery; the estimated timeline of the renewable diesel capital project at the Mobile Refinery, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects; the level of competition in our industry and our ability to compete; our ability to respond to changes in our industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; our ability to protect our intellectual property and not infringe on others’ intellectual property; our ability to scale our business; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks; our ability to obtain and retain customers; our ability to produce our products at competitive rates; our ability to execute our business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation; our ability to maintain our relationships with our partners; the impact of competitive services and products; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making our operations more costly or restrictive; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of our operations and products; disruptions in the infrastructure that we and our partners rely on; interruptions at our facilities; unexpected changes in our anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; our ability to acquire and construct new facilities; our ability to effectively manage our growth; decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts; our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, and our ability to acquire third-party feedstocks on commercially reasonable terms; expected and unexpected downtime at our facilities; risks associated with COVID-19, the global efforts to stop the spread of COVID-19, and COVID-19 in general; anti-dilutive rights associated with our outstanding securities; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties; risks relating to our hedging activities; and risks relating to future divestitures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and future Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

INVESTOR CONTACT

John Ragozzino Jr., CFA (ICR)

IR@vertexenergy.com